UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 12, 2016

Qumu Corporation
(Exact name of Registrant as Specified in its Charter)

Minnesota
(State Or Other Jurisdiction Of Incorporation)

000-20728	41-1577970
(Commission File Number)	(I.R.S. Employer Identification No.)

510 1st Avenue North, Suite 305
Minneapolis, MN	55403
(Address Of Principal Executive Offices)	(Zip Code)

(612) 638-9100
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Items under Sections 1 through 4 and 6 through 9 are not applicable and therefore omitted.
ITEM 5.07      SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.
On May 12, 2016, Qumu Corporation (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”). Of the 9,210,714 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting on the April 1, 2016 record date, 8,362,513 shares, or approximately 90.8%, were present at the Annual Meeting either in person or by proxy.
The following describes the matters considered by the Company’s shareholders at the Annual Meeting, as well as the results of the votes cast at the meeting:

1.	To elect seven (7) directors to serve until the next Annual Meeting of the Shareholders or until their respective successors have been elected and qualified.

Nominee	For	Withhold	Broker Non-Vote
Vern Hanzlik	5,734,486	49,797	2,578,230
Robert F. Olson	5,380,999	403,284	2,578,230
Daniel R. Fishback	3,700,468	2,083,815	2,578,230
Thomas F. Madison	3,755,606	2,028,677	2,578,230
Kimberly K. Nelson	3,950,991	1,833,292	2,578,230
Donald T. Netter	5,530,301	253,982	2,578,230
Justin A. Orlando	3,701,211	2,083,072	2,578,230

2.	To approve amendments to the Qumu Corporation Second Amended and Restated 2007 Stock Incentive Plan, including an amendment to increase the number of shares authorized for issuance by 500,000 shares.

For	Against	Abstain	Broker Non-Vote
4,890,978	877,185	16,120	2,578,230

3.	Advisory vote to approve named executive officer compensation.

For	Against	Abstain	Broker Non-Vote
5,298,617	242,648	243,018	2,578,230

4.	To ratify and approve the appointment of KPMG LLP as the independent registered public accounting firm for Qumu Corporation for the year ending December 31, 2016.

For	Against	Abstain	Broker Non-Vote
8,310,840	20,394	31,279	—

As a result, each nominee was elected as a director of the Company and each other proposal was approved at the Annual Meeting.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

QUMU CORPORATION

	By:	/s/ Peter J. Goepfrich
Peter J. Goepfrich
Chief Financial Officer

Date: May 16, 2016